                                                                    Exhibit 3.64






                                    BY-LAWS

                                       OF

                            HOLIDAY SPA HEALTH CLUBS

                                 OF CALIFORNIA

                                     INDEX

Article No.                           Heading                             Page
-----------                           -------                             ----

    I           DIRECTORS

                 Section 1            Number                                1

                 Section 2            Qualifying shares not
                                      required                              1

                 Section 3            Quorum and Vote                       1


                 Section 4            Election                              2


                 Section 5            Vacancies                             2


                 Section 6            Place of meeting                      2


                 Section 7            Organization meeting                  3


                 Section 8            Special meetings                      3


                 Section 9            Adjourned meetings                    4


                 Section 10           Waiver of notice                      4


                 Section 11           Action without meeting                4


                 Section 12           Powers and duties                     5

                    (a)               Management of corporate affairs       5

                    (b)               Selection and removal of
                                      officers, agents and employees        5

                    (c)               Issuance of shares                    5

                    (d)               Incurring of indebtedness             6

                    (e)               Authorization of signatures           6

                    (f)               Fixing principal office and
                                      place of meetings                     6

                    (g)               Committees                            6


Article No.                           Heading                             Page
-----------                           -------                             ----

                    (h)               General powers                        6

                 Section 13           Directors to serve without
                                      salary                                7

    II           OFFICERS

                 Section 1            Enumeration                           7

                 Section 2            Powers and duties of the
                                      chairman of the board                 7

                 Section 3            Powers and duties of the
                                      president                             8

                 Section 4            Powers and duties of the
                                      vice-presidents                       8

                 Section 5            Duties of the secretary               9

                    (a)               Minutes                               9

                    (b)               Corporate seal                        9

                    (c)               Books and other records               9

                    (d)               Share register                        9

                    (e)               General duties                        9

                 Section 6            Duties of the treasurer               9

                    (a)               Receipt, deposit, and
                                      disbursement of funds                 9

                    (b)               Books of Account                     10

                    (c)               General Duties                       10

    III          SHAREHOLDERS


                 Section 1            Quorum and Vote                      10

                 Section 2            Place of meeting                     10

                 Section 3            Annual meeting                       10

                 Section 4            Special meetings                     11



Article No.                   Heading                                      Page
-----------                   -------                                      ----
               Section 5      Adjourned meetings                             11

               Section 6      Notice of regular or special meetings          11

               Section 7      Notice of adjourned meetings                   13

               Section 8      Proxies                                        13

               Section 9      Consent of absentees                           14

               Section 10     Action without meeting                         14

               Section 11     Voting rights                                  15


     IV   MISCELLANEOUS

               Section 1      Record dates and closing of transfer books     15

               Section 2      Inspection of corporate records                16

               Section 3      Inspection of by-laws                          16

               Section 4      Annual report to shareholders                  17

               Section 5      Representation of shares of other
                              corporations                                   17


     V    SEAL                                                               17


     VI   AMENDMENTS

               Section 1      By shareholders                                17

               Section 2      By the directors                               18


          CERTIFICATE AS TO ADOPTION OF BY-LAWS                              18

                                   ARTICLE I

                                   DIRECTORS

     Section 1. The number of directors shall be four (4) or such number as shall be determined from time to time by resolutions of the Board of Directors. Directors need not be residents of the State of California nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. Qualifying shares not required. Directors need not be shareholders of the corporation.

     Section 3.  Quorum and Vote.

          (a) For (4) directors shall constitute a quorum, except for the transaction of such business by the board of directors as hereinafter described, which shall require approval of not less than five (5) members of the board.

          (b) The determination of any sale, bonus or other compensation payable to any employee and the declaration and payment of any dividends or other corporate distributions distributable to any shareholder shall require the affirmative vote of not less than five (5) members of the Board. Any change in the organization of the corporation, or any change in the operations or policies of this corporation, set forth in the Shareholders Agreement, including without limitation, any change in the articles of incorporation, any increase in the authorized shares of capital stock, the vesting of any new class or series of capital stock, the sale of any securities, the sale of substantially all of the assets of the corporation, the sale of the assets of any one or more health clubs, the closing of any one or more health clubs, and any merger, consolidation, recapitalization or other reorganization of the corporation, and any substantial and material change in the business or policies of the corporation, including without limitation, any expansion thereof, any acquisition or construction of any new facility or any substantial assets acquisition shall require the approval of not less than five (5) members of the board of directors.

     Section 4. Election. Election of directors is governed in accordance with the terms and provisions of the Shareholders Agreement. Directors shall be elected at each annual meeting of shareholders and shall continue in office until the election of their successors. If directors are not elected at an annual meeting or if such meeting is not held, directors may be elected at a special meeting of shareholders.

     Section 5. Vacancies. Vacancies occurring in the office of director shall be filled by the remaining persons within the "group", as that term is defined in accordance with paragraphs 4(a)(iii) and (iv) of the Shareholders Agreement, of which such director was a part.

     Section 6. Place of meeting. Meetings of the board of directors shall be held at the principal office of the corporation or at such place within or without the State of California as is fixed from time to time by resolution of the board or by written consent of all members of the board. Whenever a place other than the principal office is fixed by resolution as the place at which future meetings are to be held, written notice thereof shall be sent not later than the following business day to all directors who were absent from the meeting at which the resolution was adopted.

     Section 7. Organization meeting. Immediately following each annual meeting of shareholders a regular meeting of the board of directors shall be held for the purpose of organizing, electing officers, and transacting other business. Notice of such meetings need not be given.

     Section 8. Special meetings. Special meetings of the board of directors may be called at any time by the president and the president shall call a special meeting at any time upon the written request of two (2) directors. Written notice of the time and place of a special meeting shall be given to each director, either personally or by sending a copy thereof by mail or by telegraph, charges prepaid, to his address appearing on the books of the corporation or theretofore given by him to the corporation for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four hours prior to the time fixed for the meeting. If such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the corporation is located at least seventy-two hours prior to the time fixed for the holding of the meeting. If telegraphed it shall be delivered to the telegraph company at least forty-eight hours prior to the time fixed for the holding of the meeting. If notice is not so given by the secretary, it may be given by the president or the directors requesting the meeting may issue the call and give the notice.

     Section 9. Adjourned meetings. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour. In the absence of a quorum a majority of the directors present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the board. The motion for adjournment shall be recorded in the minute book of the corporation. Notice of the time and place of an adjourned meeting need not be given to any director if the time and place is fixed at the meeting adjourned.

     Section 10. Waiver of notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. Action without a meeting. Any action required or permitted to be taken by the board of directors under any provision of Division 1, Title 1 of the California

Corporation Code may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of Division 1 of Title 1 of the California Corporation Code which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting and that the by-laws authorize the directors to so act.

     Section 12. Powers and duties. The powers and duties of the board of directors are:

     (a) Management of corporate affairs. To conduct, manage and control the business and affairs of the corporation and to make rules and regulations therefor consistent with the articles of incorporation and the by-laws.

     (b) Selection and removal of officers, agents and employees. To select all the other officers, agents and employees of the corporation, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the articles of incorporation and the by-laws, and to fix their compensation.

     (c) Issuance of shares. From time to time to cause shares to be issued, to fix the consideration therefor, and to prescribe the form of share certificates.

     (d) Incurring of indebtedness. To borrow money and to incur indebtedness for the purposes of the corporation and to cause promissory notes, bonds, debentures and other evidences of indebtedness, and mortgages, deeds of trust, pledge agreements, or other instruments of hypothecation to be executed as security therefor in the corporate name.

     (e) Authorization of signatures. From time to time to designate the person or persons authorized to sign or endorse checks, drafts, or other orders for the payment of money, issued in the name of or payable to the corporation.

     (f) Fixing principal office and place of meetings. From time to time to change the location of the principal office in the County of Orange and from time to time to designate any place within or without the State of California as the place at which meetings of the board of directors or of the shareholders shall be held.

     (g) Committees. To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend, or repeal by-laws. The board of directors shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two or more directors.

     (h) General Powers. Generally to exercise such powers and duties as are usually vested in directors of corporations or authorized by the Corporations Code of the State of California.

     (i) Notwithstanding anything herein to the contrary, the determination of any salary, bonus or other compensation payable to any employee and any dividends or other corporate distributions distributable to any Shareholders shall require the approval of five (5) members of the Board of Directors. Any change in the organization of HOLIDAY (including, without limitation, any change in the Articles of Incorporation, any change in the By-Laws, an increase in the number of authorized shares of capital stock, the vesting of any new class or series of capital stock, a sale of substantially all of the assets of HOLIDAY, a sale of the assets of any one or more club, the closing of any one or more clubs, a merger, consolidation, recapitalization or other reorganization of the Corporation), any change in the business or policies of HOLIDAY (including, without limitation, any expansion thereof, any acquisition or construction of a new club facility, or any other substantial asset acquisition), and any other matters normally requiring approval or authorization of the Board of Directors of a corporation shall require the approval of five (5) members of the Board of Directors.

                                       6A

     Section 13. Directors to serve without salary. No director shall receive any salary or other compensation for acting as a director unless such salary or other compensation is authorized by the affirmative vote of a majority of the authorized number of members of the board.

                                   ARTICLE II

                                    OFFICERS

     Section 1. Enumeration. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as are elected by the board of directors including in its discretion a chairman of the board. Officers shall be elected by and shall hold office at the pleasure of the board of directors. When the duties do not conflict any two or more offices except those of president and secretary or president and assistant secretary may be held by the same person.

     Section 2. Powers and duties of the chairman of the board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors.

     Section 3. Powers and duties of the president. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors shall have general supervision, direction and control of the business of the corporation and its employees and shall exercise such general powers and duties of management as are usually vested in the office of president of a corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be, ex officio, a member of all standing committees.

     Section 4. Powers and duties of the vice presidents. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or if not ranked, the vice president designated by the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all of the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the board of directors.

     Section 5. Duties of the secretary. The secretary shall

     (a) Minutes. Keep full and complete minutes of the meetings of the board of directors and of the meetings of the shareholders and give notice, as required, of all such meetings;

     (b) Corporate seal. Keep the seal of the corporation and affix the same to all instruments executed by the corporation which require it;

     (c) Books and other records. Maintain custody of and keep the books and other records of the corporation except such as are in the custody of the treasurer;

     (d) Share register. Keep at the principal office of the corporation a share register, or a duplicate share register if a transfer agent is employed to keep the original share register, showing the ownership and transfers of ownership of all shares;

     (e) General duties. Generally, perform all duties which pertain to his office and which are required by the board of directors.

     Section 6. Duties of the treasurer. The treasurer shall

     (a) Receipt, deposit, and disbursement of funds. Receive, deposit, and disburse funds belonging to the corporation;

     (b) Books of Account. Maintain custody of and keep the books of account of the corporation;

     (c) General Duties. Generally, perform all duties which pertain to his office and which are required by the board of directors.


                                  ARTICLE III

                                 SHAREHOLDERS

     Section 1. Quorum and Vote. Authority to vote the shares of this corporation is restricted by the provisions of the Shareholders Agreement. Subject to the terms and provisions of such Agreement, the presence in person or by proxy of the persons entitles to vote 51% of the voting shares at any meeting of shareholders shall constitute a quorum. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2. Place of meeting. Meetings of the shareholders shall be held at the principal office of the corporation or at such place within or without the State of California as is designated by the board of directors or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

     Section 3. "Annual Meeting. A regular annual meeting of the shareholders shall be held during the third week of January in each calendar year commencing with the year 1994 at such date and time as determined by the board of directors. If the day designated is a legal holiday, the meeting shall be held on the next succeeding business day."

     Section 4. Special meetings. Special meetings of the shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the president or by the board of directors or by any two or more members of the board, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation.

     Section 5. Adjourned meetings. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the shares the holders of which are either present at the meeting or represented by proxy. The motion for adjournment shall be recorded in the minute book of the corporation.

     Section 6. Notice of regular or special meetings. Written notice specifying the place, day and hour of any regular or special meeting, the general nature of the business to be transacted thereat, and all other matters required by law, shall be given to each shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the corporation or theretofore given by him to the corporation for the purpose of notice or if no address appears or has been given addressed to the place where the principal office of the corporation is situated. It shall be the duty of the secretary to give notice of each annual meeting of the shareholders at least ten (10) days and not more than sixty (60) days before the date on which it is to be held. If notice is not so given by the secretary it may be given not less than seven (7) days before such date by any other officer or by any shareholder entitled to vote. Whenever an officer has been duly requested to call a special meeting of shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than ten
(10) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting not less than seven (7) days before the date on which the meeting is to be held. If the date of such special meeting is not so fixed and notice thereof given within seven (7) days after the date of delivery or the date of mailing the request, the date and hour of such meeting may be fixed by the person or persons calling or requesting the meeting and notice thereof shall be given by such person or persons not less than seven (7) nor more than sixty (60) days before the date on which the meeting is to be held.

     Section 7. Notice of adjourned meetings. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 8. Proxies. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the shareholder or his duly authorized agent and filed with the secretary of the corporation. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. At a meeting of shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the secretary of the meeting unless inspectors of election are appointed pursuant to section 2232 of the California Corporations Code, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

     Section 9. Consent of absentees. The transactions of any meeting of shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10. Action without meeting. Any action which under any provision of Division 1, Title 1 of the California Corporations Code may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed and filed with the Secretary of the corporation either by all of the persons who would be entitled to vote at a meeting for such purpose or, if as to any specific action a lesser number is permitted by the Code to act by written consent, then by not less than such lesser number.

     Section 11. Voting rights. If no future date is fixed for the determination of the shareholders entitled to vote at any meeting of shareholders, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders shall be entitled to vote at such meeting.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 1. Record dates and closing of transfer books. From time to time the board of directors may fix a future date, not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or for the allotment of rights or when any change or conversion or exchange of shares is to go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion, or exchange of shares. If a time is so fixed only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment, change, or exercise of rights.

     Section 2. Inspection of corporate records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder at any reasonable time and for a purpose reasonably related to his interests as a shareholder and shall be exhibited at any time when required by the demand of ten percent or more of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary or assistant secretary of the corporation.

     Section 3. Inspection of by-laws. The corporation shall keep in its principal office for the transaction of business the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     Section 4. Annual report to shareholders. The corporation shall send to its shareholders an annual report in the form prescribed by the Corporations Code of California not later than 120 days after the close of each of its accounting years.

     Section 5. Representation of shares of other corporations. The president or any vice-president and the secretary or assistant secretary of the corporation, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any shares of any other corporation standing in the name of this corporation.

                                   ARTICLE V

                                      SEAL

     The corporation shall have a seal containing the words
     HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA
     INCORPORATED FEBRUARY 18, 1972 CALIFORNIA being the same as that imprinted on the margin hereof.

                                   ARTICLE VI

                                   AMENDMENTS

Section 1.  By shareholders. Except for any
change for which a larger number is required by law or pursuant to the terms of the Shareholders Agreement, these by-laws may be amended or repealed or new or additional by-laws may be adopted by the vote or written consent of shareholders entitled to exercise 51% of the voting power of the corporation.

     Section 2. By the directors. These by-laws may be amended or repealed or new or additional by-laws may be adopted by the vote of not less than five (5) members of the board of directors, or by unanimous written consent of the board of directors, and the right of the directors to change the authorized number of directors shall be subject to all of the provisions of section 301 of the California Corporations Code and of the Shareholders Agreement.

                     CERTIFICATE AS TO ADOPTION OF BY-LAWS

     I hereby certify that I am the duly elected and acting secretary of HOLIDAY SPA HEALTH CLUBS OF CALIFORNIA, a California corporation, and that the foregoing by-laws consisting of eighteen pages, including this page, constitute the original by-laws of said corporation, duly adopted at a meeting of the board of directors thereof held

     IN WITNESS WHEREOF, I have hereunto subscribed my
name and affixed the seal of said corporation this      day of



                                             /s/ illegible
                                          ------------------------
                                                  Secretary